UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 15, 2014

Marina Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 1559, Bothell, WA		98041

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	425-892-4322

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On September 15, 2014, Marina Biotech, Inc. (the “Company”) entered into an Amended and Restated Employment Agreement (the “Employment Agreement”) with J. Michael French, its President and Chief Executive Officer, pursuant to which Mr. French shall serve as the President and Chief Executive Officer of the Company until September 14, 2017.

Pursuant to the Employment Agreement, Mr. French is entitled to annual base compensation of $425,000 commencing as of April 1, 2014. He is also eligible to receive annual performance-based incentive cash compensation, with the targeted amount of such incentive cash compensation being 50% of his annual base compensation for the year, but with the actual amount to be determined by the Board or the Compensation Committee.

Under the Employment Agreement, the Company granted options to Mr. French to purchase up to 771,000 shares of the common stock, par value $0.006 per share, of the Company (“Common Stock”), at an exercise price of $1.07 per share, of which 257,000 options shall vest on the first anniversary of the grant date, 257,000 options shall vest monthly in equal installments commencing after the first anniversary of the grant date and shall be vested in full on the second anniversary of the grant date, and 257,000 options shall vest monthly commencing after the second anniversary of the grant date and shall be vested in full on the third anniversary of the grant date.

If Mr. French’s employment is terminated without cause or he chooses to terminate his employment for good reason, all of Mr. French’s options that are outstanding on the date of termination shall be fully vested and exercisable upon such termination and shall remain exercisable for the remainder of their terms. In addition, he will receive (i) base salary, (ii) incentive cash compensation determined on a pro-rated basis as to the year in which the termination occurs, (iii) pay for accrued but unused paid time off, and (iv) reimbursement for expenses through the date of termination, plus an amount equal to 12 months of his specified base salary at the rate in effect on the date of termination.

If Mr. French’s employment is terminated for cause or he chooses to terminate his employment other than for good reason, vesting of the options shall cease on the date of termination and any then unvested options shall terminate, however the then-vested options shall remain vested and exercisable for the remainder of their respective terms. He will also receive salary, pay for accrued but unused paid time off, and reimbursement of expenses through the date of termination.

If Mr. French’s employment is terminated due to death or disability, Mr. French or his estate, as applicable, is entitled to receive (i) salary, reimbursement of expenses, and pay for accrued but unused paid time off; (ii) incentive cash compensation determined on a pro-rated basis as to the year in which the termination occurs; and (iii) a lump sum equal to base salary at the rate in effect on the date of termination for the lesser of (A) twelve (12) months and (B) the remaining term of the Employment Agreement at the time of such termination. In addition, vesting of all of Mr. French’s options that are outstanding on the date of termination shall cease, and any then vested options shall remain exercisable as specified in the applicable grant agreements.

If Mr. French’s employment is terminated by the Company (other than for cause) or by Mr. French (for good reason), and in either case other than because of death or disability, during the one-year period following a change in control of the Company, then Mr. French will be entitled to receive as severance: (i) salary, expense reimbursement and pay for unused paid time off through the date of termination; and (ii) a lump-sum amount equal to twelve (12) months of base salary at the rate in effect on the date of termination. In addition, all of Mr. French’s outstanding stock options shall be fully vested and exercisable upon a change of control and shall remain exercisable as specified in the option grant agreements.

Pursuant to the Employment Agreement, a change in control generally means (i) the acquisition by any person or group of 40% or more of the voting securities of the Company, (ii) the reorganization, merger or consolidation of the Company, or sale of all or substantially all of the Company’s assets, following which the stockholders of the Company, prior to the consummation of such transaction hold 60% or less of the voting securities of the surviving or acquiring entity, as applicable, (iii) a turnover of the majority of the Board as currently constituted, provided that under most circumstances any individual approved by a majority of the incumbent Board shall be considered as a member of the incumbent Board of Directors for this purpose, or (iv) a complete liquidation or dissolution of the Company.

The Employment Agreement also provides that the Company shall cause the nomination and recommendation of Mr. French for election as a director at the Company’s annual meetings of stockholders that occur during the employment term, and use all best efforts to cause Mr. French to be elected as a non-independent director.

In general, Mr. French has agreed not to compete with the Company during the employment term and for six months thereafter, to solicit the partners, consultants or employees of the Company for one year following the end of the employment term, or to solicit the Company’s clients during the employment term and for twelve months thereafter.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

J. Michael French Employment Agreement

Please see Item 1.01 above for disclosure regarding the Amended and Restated Employment Agreement that the Company entered into with J. Michael French, its President and Chief Executive Officer, including the issuance of options to purchase shares of the Company’s Common Stock.

Expansion of Board of Directors

On September 15, 2014, the Board of Directors of the Company formally increased the size of the Board from four (4) members to five (5) members pursuant to Article II, Section 2 of the Amended and Restated By-Laws of the Company. As noted in Item 5.07 below, Donald A. Williams was elected by the stockholders of the Company at the 2014 Annual Meeting of Stockholders held on September 15, 2014 (the “Annual Meeting”) to fill such vacancy.

Adoption of 2014 Long-Term Incentive Plan

As noted in Item 5.07 below, at the Annual Meeting, the Company’s stockholders approved the adoption of the Company’s 2014 Long-Term Incentive Plan (the “2014 Plan”). The 2014 Plan was previously adopted by the Company’s Board of Directors on August 6, 2014. A total of 5,000,000 shares of Common Stock are subject to the granting of awards under the 2014 Plan. A copy of the 2014 Plan is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Grant of Stock Options to Directors

On September 15, 2014, the Board approved the issuance to each of Stefan Loren, Ph.D., Joseph W. Ramelli, Philip C. Ranker and Donald A. Williams of options to purchase up to an aggregate of 62,000 shares of Common Stock at an exercise price of $1.07 per share, which represented the initial option grant to such non-employee directors, and 50% of the annual option grant for the 2014 calendar year (covering the third and fourth quarters, respectively, of the 2014 calendar year).

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its 2014 Annual Meeting of Stockholders on September 15, 2014. Proxies were solicited for each of the six (6) proposals set forth below. The voting results reported below are final.

PROPOSAL No. 1

The stockholders elected each of the Company’s five (5) nominees to serve as directors of the Company until the 2015 Annual Meeting based upon the following votes:

Nominee	Votes “FOR”	Votes WITHHELD	Broker Non-Votes
J. Michael French	9,612,717	151,845	11,432,489
Stefan Loren, Ph.D.	9,683,933	80,629	11,432,489
Joseph W. Ramelli	9,601,772	162,790	11,432,489
Philip C. Ranker	9,610,597	153,965	11,432,489
Donald A. Williams	9,609,879	154,683	11,432,489

PROPOSAL No. 2

The appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was ratified based upon the following votes:

Votes “FOR”	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
21,114,943	1,037,264	44,844	-0-

PROPOSAL No. 3

The proposal to amend the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split, at any time within two (2) years following the Annual Meeting, and in such ratio between a one-for-two and one-for-ten reverse stock split, to be determined by the Board of Directors, to be in the best interest of the Company, was approved based upon the following votes:

Votes “FOR”	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
15,823,784	5,313,767	59,500	-0-

PROPOSAL No. 4

The adoption of the Company’s 2014 Long-Term Incentive Plan was approved based upon the following votes:

Votes “FOR”	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
9,240,059	263,457	261,046	11,432,489

PROPOSAL No. 5

The management proposal on the advisory vote to approve the compensation of the Company’s named executive officers was approved based upon the following votes:

Votes “FOR”	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
9,101,987	314,028	348,547	11,432,489

PROPOSAL No. 6

The management proposal on the advisory vote on the frequency of the advisory vote on the compensation of the Company’s named executive officers received the following votes:

3 Years	2 Years	1 Year	Votes ABSTAINED	Broker Non-Votes
922,329	29,614	8,767,130	45,489	11,432,489

On September 16, 2014, the Company issued a press release regarding the Annual Meeting, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01 Other Events.

Board Compensation

On September 15, 2014, the Board approved the following compensation for non-employee directors:

Initial Option Grant: Options to purchase up to 43,000 shares of Common Stock, which options shall have a 5-year term and shall vest 50% immediately and 50% after one year.

Annual Option Grant: Options to purchase up to 38,000 shares of Common Stock, which options shall have a 5-year term and shall vest 50% immediately and 50% after one year.

Annual Cash Payment: $45,000 per year, payable quarterly in advance.

Investor Presentation

Attached to this Current Report on Form 8-K as Exhibit 99.2, and incorporated herein by reference, is a copy of a presentation about the Company that was used at the Annual Meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1**	Amended and Restated Employment Agreement, dated September 15, 2014, between Marina Biotech, Inc. and J. Michael French

10.2**	Marina Biotech, Inc. 2014 Long-Term Incentive Plan

99.1	Press release of Marina Biotech, Inc. dated September 16, 2014

99.2	Investor Presentation of Marina Biotech, Inc.

**	Indicates management contract.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marina Biotech, Inc.

September 19, 2014	By:	/s/ J. Michael French

Name:	J. Michael French
Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1**	Amended and Restated Employment Agreement, dated September 15, 2014, between Marina Biotech, Inc. and J. Michael French

10.2**	Marina Biotech, Inc. 2014 Long-Term Incentive Plan

99.1	Press release of Marina Biotech, Inc. dated September 16, 2014

99.2	Investor Presentation of Marina Biotech, Inc.

**	Indicates management contract.